UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2018

Cognex Corporation
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (508) 650-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	❒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

❒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2018, Cognex Corporation (the “Company”) effected the amendment and restatement of Cognex’s 2001 General Stock Option Plan (the “2001 Plan”), which, among other changes, reserves an additional 10,000,000 shares of the Company’s common stock to be granted under the 2001 Plan. The material terms of the 2001 Plan are described in the Company’s 2018 Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2018 (the “Proxy Statement”) and are incorporated herein by reference. The Company’s Board of Directors (the “Board”) approved the 2001 Plan on February 10, 2018 and the Company’s shareholders approved the 2001 Plan on April 25, 2018 at the Company’s 2018 Annual Meeting of Shareholders. The foregoing description of the 2001 Plan is qualified in its entirety by the 2001 Plan, which is incorporated by reference to Appendix A to the Proxy Statement.

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 25, 2018, the Company held its 2018 Annual Meeting of Shareholders (the “Meeting”). As of the record date for the Meeting, there were 172,858,091 shares of common stock of the Company outstanding and entitled to vote. The Company shareholders approved each of the proposals put to a vote as recommended by the Board. The proposals had been previously announced and described in the Notice of Meeting contained in the Proxy Statement. The 151,043,626 shares represented at the Meeting were voted as follows:
1.	The election of Eugene Banucci and Jerry A. Schneider as Directors to serve for a term ending in 2021, and the election of Dianne M. Parrotte as Director to serve for a term ending in 2020. Each nominee for director was elected by a vote of the shareholders as follows:
				Broker
	For	Against	Abstained	Non-Votes

Eugene Banucci	89,289,878	41,768,149	413,322	19,572,277
Jerry A. Schneider	98,578,316	32,478,893	414,140	19,572,277
Dianne M. Parrotte	126,733,604	445,220	4,292,525	19,572,277

2.	To amend the Articles of Organization to increase the number of shares of common stock that the Company has the authority to issue from 200,000,000 to 300,000,000 shares. The proposal was approved by a vote of the shareholders as follows:

For	143,840,428
Against	6,632,555
Abstained	570,643
Broker Non-Votes	0

3.	To approve the Cognex Corporation 2001 General Stock Option Plan, as amended and restated. The proposal was approved by a vote of the shareholders as follows:
For	69,293,051
Against	59,498,776
Abstained	2,679,522
Broker Non-Votes	19,572,277

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018. The proposal was approved by a vote of the shareholders as follows:
For	148,390,677
Against	1,259,036
Abstained	1,393,913
Broker Non-Votes	0

5.	To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:
For	123,608,825
Against	6,419,978
Abstained	1,442,546
Broker Non-Votes	19,572,277

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Date:	April 26, 2018	By:	/s/ John J. Curran
		Name:	John J. Curran
		Title:	Senior Vice President of Finance
and Chief Financial Officer